BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON OCTOBER 26, 2018

1.            Date, Time and Place: Meeting held on October 26, 2018, at 09:00 a.m., in São Paulo City, São Paulo State, at the BRF S.A. (“Company”) office located at Avenida das Nações Unidas 8501, 1st floor, Pinheiros, Zip Code 05425-000.

2.            Summons and Presence: Summons duly held pursuant to Article 21 of the Company’s Bylaws considering the presence of the majority of members of the Board of Directors: Mr. Pedro Pullen Parente (“Mr. Pedro Parente”), Mr. Augusto Marques da Cruz Filho (“Mr. Augusto Cruz”), Mr. Dan Ioschpe (“Mr. Dan Ioschpe”), Mrs. Flávia Buarque de Almeida (“Mrs. Flávia Almeida”), Mr. Francisco Petros Oliveira Lima Papathanasiadis, (“Mr. Francisco Petros”), Mr. José Luiz Osório (“Mr. José Osório”), Mr. Luiz Fernando Furlan (“Mr. Luiz Furlan”), Mr. Roberto Antonio Mendes (“Mr. Roberto Mendes”) and Mr. Walter Malieni Jr. (“Mr. Walter Malieni”).

3.            Presiding Board: Chairman: Pedro Pullen Parente. Secretary: Cristiana Rebelo Wiener.

4.            Agenda: (i) Approval and Execution of the Protocol and Justification of Merger of SHB/Call Notice of an Extraordinary General Shareholders’ Meeting to resolve on the Merger of SHB; and (ii) Approval of the Policy of Competence.

5.            Resolutions: The members approved, by unanimous votes and with no restrictions, the drawing up of the present minutes in summary form. Once the agenda had been examined, the following matters were discussed and the following resolutions were taken:

5.1.       Approval and Execution of the Protocol and Justification of Merger of SHB/Call Notice of an Extraordinary General Shareholders’ Meeting to resolve on the Merger of SHB. The totality of the members of the Board of Directors present at the meeting approved and executed the Protocol and Justification of Merger of the wholly-owned subsidiary SHB Comércio e Indústria de Alimentos S.A. (“SHB”) by the Company (“Protocol and Justification” and “Merger”, respectively) as well as approved, subsequently, the call notice of an Extraordinary General Shareholders’ Meeting of the Company to: (i) review, discuss, and approve the terms and conditions of the Protocol and Justification; (ii) ratify the appointment of the specialized firm KPMG Auditores Independentes to prepare the appraisal report for SHB’s net equity, at book value (“Appraisal Report”); (iii) approve the Appraisal Report; (iv) approve the Merger, with the consequent winding-up of SHB, under the terms and conditions provided for in the Protocol and Justification; and (v) authorize the management of the Company to perform any and all necessary acts to the Merger.

Minutes of the Ordinary Meeting of the Board of Directors of BRF S.A. held on October 26, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON OCTOBER 26, 2018

5.2.       Approval of the Policy of Competence. The totality of the members of the Board of Directors present at the meeting, under the terms of article 23, item (xxiii) of the Bylaws, approved, by unanimous votes, the proposed minutes for the Company’s Policy of Competence, which shall enter into force immediately after the Extraordinary General Shareholders’ Meeting to be held on November 5th, 2018, in case the proposal of revision of the financial competences of the Company’s Board of Directors and of the Board of Officers is approved, by means: (i) of the amendment to article 23, current items xvi, xxiv, xxvii, xxviii, xxix, xxx, xxxii, xxxiii, xxxvi and xxxvii; and to article 25, item iv; and (ii) of the exclusion of paragraphs 1 and 2 of article 23; and of current items vii and viii of article 25, with the purpose of allowing the Board of Directors itself to establish the Company's Competence Policy.

6.            Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors or information presented during the meeting were filed at the Company’s head office.

7.            Closure: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up in summary form by electronic processing and, having been read and found correct by all those present, were signed.

I certify that the above text is a faithful copy of the minutes which are filed in Book No. 6, pages 72 to 74, of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

[Signatures to the Minutes of the Ordinary Meeting of the Board of Directors of BRF S.A. held on October 26, 2018 on following page]

Minutes of the Ordinary Meeting of the Board of Directors of BRF S.A. held on October 26, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON OCTOBER 26, 2018

[Signature page of the Minutes of the Ordinary Meeting of the Board of Directors of BRF S.A. held on October 26, 2018]

São Paulo, October 26, 2018.

______________________________

Cristiana Rebelo Wiener

Secretary

Minutes of the Ordinary Meeting of the Board of Directors of BRF S.A. held on October 26, 2018